                                      PARADISE HOLDINGS, INC.
                                                                     EXHIBIT 11

                             COMPUTATION OF NET LOSS PER COMMON SHARE

                                                           For the Year Ended March 31,
                                                          1998          1997            1996
                                                    ------------    -----------     ----------
Weighted average number
 of common shares outstanding                          2,013,731      1,154,974        652,550
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net Loss                                            $ (6,890,000)  $ (5,326,000)   $(3,966,000)
Preferred stock dividend requirement                           -              -              -
Series A Preferred dividend requirement                        -              -              -
Series B Preferred dividend requirement                        -              -              -
                                                    ------------    -----------     ----------
Adjusted net loss-common shareholders              $  (6,890,000) $  (5,326,000)   $(3,966,000)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net loss per weighted average
 equivalent common share outstanding (2)                  $(3.42)        $(4.61)   $     (6.08)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------

                                                                 Share months outstanding
                                                        1998            1996           1995
                                                    ------------    -----------     ----------
Calculation of weighted average shares
  outstanding (2)
 Beginning Balance - 531,682                            6,380,184      6,380,184   6,380,184
 July 7, 1995 - 8,359                                     100,308        100,308      73,656
 August 28, 1995 - 20,300                                 243,600        243,600     144,168
 August 30, 1995 - 10,000                                 120,000        120,000      70,356
 September 8, 1995 - 12,457                               149,484        149,484      83,952
 September 11, 1995 - 20,000                              240,000        240,000     142,032
 September 12, 1995 - 25,000                              300,000        300,000     165,204
 September 20, 1995 - 32,600                              391,200        391,200     205,788
 September 27, 1995 - 9,500                               114,000        114,000      58,092
 October 19, 1995 - 583                                     6,996          6,996       3,144
 October 25, 1995 - 2,000                                  24,000         24,000      10,392
 November 8, 1995 - 30,000                                360,000        360,000     142,032
 December 17, 1995 - 30,208                               362,496        362,496     104,280
 January 4, 1996 - 42,661                                 511,932        511,932     122,016
 January 17, 1996 - 50,592                                607,104        607,104     123,084
 March 20, 1996 - 4,000                                    48,000         48,000       1,452
 March 30, 1996 - 23,400                                  280,800        280,800         768
 March 31, 1996 - 15                                          180            180           -
 April 24, 1996 - 8,372                                   100,464         93,864
 May 21, 1996 - 22,107                                    265,284        228,216
 May 23, 1996 - 22,107                                    265,284        226,764
 May 28, 1996 - 12,438                                    149,256        125,532
 May 31, 1996 - 211                                         2,532          2,100
 June 18, 1996 - 27,100                                   325,200        254,820
 June 13, 1996 - 6,838                                     82,056         65,412
 June 20, 1996 - 20,025                                    24,300        186,984
 June 26, 1996 - 13,320                                   159,840        121,740
 July 3, 1996 - 22,422                                    269,064        199,764
 August 2, 1996 - 50,000                                  600,000        396,168
 August 5, 1996 - 21,368                                  256,416        167,196
 August 19, 1996 - 31,713                                 380,556        233,544
 September 12, 1996 - 25,000                              300,000        164,388
 October 2, 1996 - 153,846                              1,846,152        921,252

                                      PARADISE HOLDINGS, INC.
                                                                     EXHIBIT 11

                             COMPUTATION OF NET LOSS PER COMMON SHARE

                                                           For the Year Ended March 31,
                                                          1998          1997            1996
                                                     ------------    -----------     ----------
Weighted average number
 of common shares outstanding                          2,013,731      1,154,974        652,550
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net Loss                                           $  (6,890,000)  $ (5,326,000)  $ (3,966,000)
Preferred stock dividend requirement                           -              -              -
Series A Preferred dividend requirement                        -              -              -
Series B Preferred dividend requirement                        -              -              -
                                                    ------------    -----------     ----------
Adjusted net loss-common shareholders              $  (6,890,000) $  (5,326,000)   $(3,966,000)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net loss per weighted average
 equivalent common share outstanding (2)                 $(3.42)         $(4.61)   $     (6.08)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------

                                                                 Share months outstanding
                                                         1998          1996            1995
                                                    ------------    -----------     ----------
Calculation of weighted average shares
  outstanding (2)
 November 14, 1996 - 36,024                             432,288       162,252
 January 28, 1997 - 19,640                              235,680        21,036
 February 27, 1997 - 20,000                             240,000        40,032
 March 6, 1997 - 2,667                                   32,004         2,196
 March 18, 1997 - 9,364                                 112,368         4,008
 March 19, 1997 - 5,404                                  64,848         2,136
 April 1, 1997 - (8,943)                                   (294)
 April 10, 1997 - 10,667                                124,494
 April 22, 1997 - 30,000                                338,301
 April 28, 1997 - 15,000                                166,192
 May 13, 1997 - 7,500                                    79,397
 May 30, 1997 - 12,195                                  122,285
 June 9, 1997 - 15,685                                  152,125
 June 10, 1997 - 15,686                                 151,620
 June 17, 1997 - 22,308                                 210,487
 Juen 24, 1997 - 56,980                                 524,529
 July 17, 1997 - 40,000                                 337,973
 July 22, 1997 - 65,103                                 539,373
 August 26, 1997 - 10,000                                71,342
 September 29, 1997 - 500,000                         3,206,781
 November 3, 1997 - (12,500)                            (60,822)
 Novebmer 12, 1997 - 30,000                             137,100
 November 17, 1997 - 112,500                            495,616
 November 18, 1997 - 25,000                             110,137
 February 11, 1998 - 25,000                              39,456
 February 13, 1998 - 55,000                              83,172
 February 18, 1998 - 200,000                            269,760
 February 20, 1998 - 125,000                            160,272
 February 27, 1998 - 50,000                              52,608
 March 2, 1998 - 125,000                                119,184
 March 3, 1998 - 80,000                                  73,644
 March 6, 1998 - 225,000                                184,932
 March 16, 1998 - 75,000                                 36,986

                                      PARADISE HOLDINGS, INC.
                                                                     EXHIBIT 11

                             COMPUTATION OF NET LOSS PER COMMON SHARE

                                                           For the Year Ended March 31,
                                                          1998          1997            1996
                                                    ------------    -----------     ----------
Weighted average number
 of common shares outstanding                          2,013,731      1,154,974        652,550
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net Loss                                           $  (6,890,000)  $ (5,326,000)  $ (3,966,000)
Preferred stock dividend requirement                           -              -              -
Series A Preferred dividend requirement                        -              -              -
Series B Preferred dividend requirement                        -              -              -
                                                    ------------    -----------     ----------
Adjusted net loss-common shareholders              $  (6,890,000)  $ (5,326,000)   $(3,966,000)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Net loss per weighted average
 equivalent common share outstanding (2)                  $(3.42)        $(4.61)   $     (6.08)
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------

                                                              Share months outstanding
                                                        1998            1996           1995
                                                    ------------    -----------     ----------
Calculation of weighted average shares
  outstanding (2)
 March 18, 1998 - 100,000                                  42,740
 March 26, 1998 - 50,000                                    8,220
 March 31, 1998 - 100,000                                   3,288

Options outstanding                                           (1)            (1)            (1)
Series B redeemable Preferred Stock                             -             -              -
Warrants outstanding                                          (1)            (1)            (1)
                                                    ------------    -----------     ----------
 Total                                                24,164,774     13,859,688      7,830,600
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------
Weighted average number
 of common shares outstanding                          2,013,731      1,154,974        652,550
                                                    ------------    -----------     ----------
                                                    ------------    -----------     ----------

(1) Not calculated as anti-dilutive.
(2) All share and per share data have been retroactively restated to reflect the 2.5 to 1 stock split.
(3) All share and per share data have been retroactively restated to reflect the 10 to 1 stock split.